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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SatCon Technology Corporation on Form S-8 of our report on Beacon Power Corporation dated March 8, 2002, appearing in the Annual Report on Form 10-K/A of SatCon Technology Corporation for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
October 21, 2002